Exhibit 99.1

EMDSI-HUNT POWER, LLC

AUDITED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2010 AND 2009 AND FOR EACH OF THE

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Managers of EMDSI-Hunt Power, LLC

Harvey, Louisiana:

We have audited the balance sheets of EMDSI-Hunt Power, LLC as of December 31, 2010 and 2009, and the related statements of operations, changes in members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EMDSI-Hunt Power, LLC as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Postlethwaite & Netterville

Metairie, Louisiana

February 15, 2011

EMDSI-Hunt Power, LLC

Balance Sheets

	December 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$6,276,214	$4,743,072
Cash and cash equivalents, substantially restricted	61,044	887,718
Trade accounts receivable, net of Allowance for doubtful accounts of $81,000 and $86,000, respectively	4,356,845	5,109,855
Cost and estimated earnings in excess of billings on uncompleted contracts	—	598,044
Inventory	8,456,437	7,323,207
Prepaid expenses and other assets	1,554,876	56,886
Total current assets	20,705,416	18,718,782
Property, plant and equipment:
Land	628,000	628,000
Building and leasehold improvements	1,845,223	1,834,092
Motor vehicles	322,118	322,118
Shop equipment and machinery	1,299,319	1,278,258
Office equipment and fixtures	324,978	308,361
	4,419,638	4,370,829
Less accumulated depreciation	(1,111,986)	(626,665)
Property, plant and equipment, net	3,307,652	3,744,164
Other assets:
Goodwill	—	8,027,901
Intangible assets, net of amortization	4,812,612	15,201,026
Other	19,552	19,552
	4,832,164	23,248,479
Total assets	$28,845,232	$45,711,425
Liabilities and Members’ Equity
Current liabilities:
Trade accounts payable	$1,278,202	$914,439
Billings in excess of cost and estimated earnings on uncompleted contracts	5,973,349	3,956,013
Current portion of installment notes	13,819	44,874
Current portion of notes to sellers	3,900,000	—
Advances from customers	144,173	319,760
Accrued expenses and other liabilities	2,502,149	1,153,660
Total current liabilities	13,811,692	6,388,746
Long-term liabilities:
Long term portion of installment notes	1,287	15,105
Long term portion of notes to ITOCHU	7,079,490	7,079,490
Long term portion of notes to other owners	720,510	720,510
Long term portion of notes to sellers	7,800,000	11,700,000
Total long-term liabilities	15,601,287	19,515,105
Total liabilities	29,412,979	25,903,851
Members’ equity	(567,747)	19,807,574
Total liabilities and members’ equity	$28,845,232	$45,711,425

The accompanying notes are an integral part of these statements.

EMDSI-Hunt Power, LLC

Statements of Operations

	Fiscal Year Ended
	December 31,	December 31,
	2010	2009
Sales, less returns and allowances	$24,963,338	$32,797,339
Cost of sales, less discounts	18,521,280	25,474,402
Gross profit	6,442,058	7,322,937
Selling, and general and administrative expenses	7,545,109	8,190,826
Goodwill and other intangible assets impairment	16,440,517	—
Loss from operations	(17,543,568)	(867,889)
Loss on sale of asset	—	4,582
Interest income	6,653	11,981
Interest expense	3,272,385	3,282,063
Other income—engine storage	433,979	—
Net loss	$(20,375,321)	$(4,142,553)

The accompanying notes are an integral part of these statements.

EMDSI-Hunt Power, LLC

Statements of Changes in Members’ Equity

	Fiscal Year Ended
	December 31,	December 31,
	2010	2009
Members’ equity, beginning of the period	$19,807,574	$23,950,127
Net Loss	(20,375,321)	(4,142,553)
Members’ equity, end of the period	$(567,747)	$19,807,574

The accompanying notes are an integral part of these statements.

EMDSI-Hunt Power, LLC

Statements of Cash Flows

	Fiscal Year Ended
	December 31,	December 31,
	2010	2009
Cash flows from operating activities:
Net Loss	$(20,375,321)	$(4,142,553)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,461,120	2,767,720
Impairment on goodwill and other intangible assets	16,440,517	4,582
Changes in assets and liabilities:
Accounts receivable	753,010	2,872,201
Inventory	(1,133,230)	687,619
Cost and estimated earnings in excess of billings on uncompleted contracts, net of billings in advance	2,615,380	4,698,619
Prepaid expenses and other assets	(1,497,990)	1,724,162
Trade accounts payable	363,763	(1,440,881)
Advances from customers	(175,587)	(1,807,502)
Accrued expenses and other liabilities	1,348,489	(2,694,061)
Net cash provided by operating activities	800,151	2,669,906
Cash flows from investing activities:
Acquisition of equipment	(48,809)	(245,385)
Net cash used in investing activities	(48,809)	(245,385)
Cash flows from financing activities:
Proceeds from debt	—	7,800,000
Payments of debt	(44,874)	(7,944,818)
Net cash used in financing activities	(44,874)	(144,818)
Net increase in cash and cash equivalents	706,468	2,279,703
Cash and cash equivalents, beginning of the year	5,630,790	3,351,087
Cash and cash equivalents, end of the year	$6,337,258	$5,630,790
Reconciliation to the consolidated balance sheets:
Cash and cash equivalents	$6,276,214	$4,743,072
Cash and cash equivalents, substantially restricted	61,044	887,718
	$6,337,258	$5,630,790

The accompanying notes are an integral part of these statements.

EMDSI-HUNT POWER, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 and 2009

Note 1. Summary of Significant Accounting Policies

Organization

EMDSI-Hunt Power, LLC (the Company) is a Delaware Limited Liability Company. On October 31, 2008, ITOCHU International acquired majority ownership in the Company. At that time, the Louisiana Limited Liability Company of EMDSI-Hunt Power, LLC and its subsidiaries (EMDSI-Hunt, LLC and EMD Services International, LLC) were merged into the Delaware company.

EMDSI-Hunt Power, LLC is a power products distributor for Electro-Motive Diesel, Inc., (formerly a division of General Motors) the manufacturer of diesel engines and power products. The Company’s distributorship territory includes Southeast Asia and the Pacific Rim for all power product applications. It is also the distributor for marine applications in the U.S. Gulf Coast and Central and South America territories. The Company specializes in sales and service of EMD diesel engines, and it inventories EMD power-related parts and equipment and provides EMD mechanical and electrical services including new installations, replacements, repairs, maintenance, and inspection for its customers.

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of financial statement presentation, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventory

Inventory is stated at the lower of cost or market; cost is determined using the average cost method. The company maintains a reserve for obsolete inventory based on its inventory aging reports.

Accounts receivable

The Company provides for bad debt expense using the allowance method. The terms of sales are generally according to specific contracts or purchase orders.

Unbilled accounts receivable become billable according to the contract terms which vary significantly but usually consider the passage of time, achievement of certain milestones or completion of the project. Based on estimated contract completion dates, all unbilled amounts at December 31, 2010 are expected to be collected within one year.

Management determines the allowance for doubtful accounts by identifying troubled accounts using historical experience applied to an aging of accounts and the type of invoices outstanding. Accounts receivables are written off when deemed uncollectible. Recoveries of accounts receivables previously written off are recorded when received.

EMDSI-HUNT POWER, LLC

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2010 and 2009

Note 1. Summary of Significant Accounting Policies (Continued)

Intangibles and Impairment of Long-Lived Assets

Intangible assets consist primarily of goodwill and other amortizable intangibles, such as trade names and customer relationships, all of which were a result of the purchase of the Company in 2008. The Company periodically reviews long-lived assets, including goodwill and other indefinite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Annually, as of October 31, a goodwill impairment test is performed. The impairment test in 2010 resulted in the write-off of all goodwill of $8,027,901. In addition, the Company assessed its long-lived assets including amortizable intangible assets using the income approach. As a result of this assessment, the Company wrote-off $8,412,616. No impairment existed at December 31, 2009. These impairments are recognized in the accompanying statement of operations under “Goodwill and other intangible assets impairment”.

Income Tax

The Company’s legal organization is a limited liability company; the profits are passed through to the individual owners who personally pay the income taxes on their respective share; therefore, there is no provision for income taxes in the accompanying financial statements.

The Company applies a “more-likely-than-not” recognition threshold for all tax uncertainties. This approach only allows the recognition of those tax benefits that have a greater than 50% percent likelihood of being sustained upon examination by the taxing authorities. As a result of implementing this approach, the Company has reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore the implementation of this standard has not had a material effect on the Company. The Company’s tax returns for the years ended 2009, 2008 and 2007 remain open, and subject to examination by taxing authorities. The Company’s tax return for 2010 has not yet been filed.

Financial instruments with off-balance sheet risk

The Company periodically has funds in excess of federally insured limits at its lender bank. At December 31, 2010 and 2009, $6,511,074 and $6,167,873, respectively, of the Company’s cash was over the FDIC limit of $250,000.

Property, plant and equipment

Property, plant and equipment are carried at cost. Depreciation and amortization are computed using the straight-line method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts; any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is expensed as incurred; significant renewals and betterments are capitalized. The estimated useful lives of the assets are as follows:

Buildings & Leasehold Improvements	30 Years
Motor Vehicles	5 Years
Shop Equipment & Machinery	5 - 7 Years
Office Equipment & Fixtures	5 - 7 Years

EMDSI-HUNT POWER, LLC

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2010 and 2009

Note 1. Summary of Significant Accounting Policies (Continued)

Depreciation expense, included in selling, general and administrative expenses, amounted to $485,321 and $540,028 for the years ended December 31, 2010 and 2009, respectively.

Revenue Recognition

Revenues and related costs from sales of parts, services, and equipment where the time to complete the transaction is less than six months are recognized when the delivery or service to the customer is complete, parts are shipped to the customer, or the customer has acknowledged satisfaction with performance.

Revenues and related costs from contracted orders where the time to complete the transaction is greater than six months are recognized on the percentage of completion method. This method recognizes profit on a long-term contract as it is earned gradually during the construction period. This approach matches revenue and expense in the period of benefit. Earned revenue is based on the percentage that incurred costs bear to total estimated costs. Impact of revisions in total cost estimates during the progress of work is reflected in the year in which such changes become known. Billings in excess of costs and earnings on uncompleted contracts and cost in excess of billings and earnings on uncompleted contracts for the years ended December 31, 2010 and 2009 amounted $5,973,349 and $0, and $3,956,013 and $598,044 respectively.

Shipping and handling costs are charged to the related project and are reflected in cost of goods sold.

Profit Sharing Plan

The Company has a defined contribution profit sharing plan for the benefit of its employees. All employees are eligible to participate in the plan after six months of continuous employment and attainment of age 18. A participant’s interest in the plan becomes 20% vested after two years of continuous employment and increases each year of continuous service thereafter until the sixth year when the benefit becomes fully vested.

All participants are permitted to make contributions to the plan on a pre-tax salary reduction basis in accordance with provisions of Section 401(k) of the Internal Revenue Code. The company may at its discretion make matching contributions for contributions of the participants. The Company may also elect to contribute amounts to the plan in addition to the matching contributions. The Company contributed $102,702 and $114,055 to the Plan during the years ended December 31, 2010 and 2009, respectively.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expenses amounted to $33,087 and $35,274 for the years ended December 31, 2010 and 2009, respectively.

EMDSI-HUNT POWER, LLC

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2010 and 2009

Note 2. Inventory

Significant components of the Company’s inventory as of December 31, 2010 and 2009 were as follows:

	2010	2009
Inventory parts and supplies	$5,114,642	$5,215,407
Work-in-progress	2,117,845	1,227,535
Engines and used equipments	1,163,950	880,265
Total	$8,456,437	$7,323,207

Note 3. Operating Lease

The Company leases its fabrication facility located approximately three miles from the main facilities in Harvey, LA. The Company entered into a one year net rental lease with Rathborne Properties, LLC which expired June 30, 2010. The Company is currently on a month to month lease with payments of $5,601 per month.

Total rent expense included in the accompanying financial statements amounted to $67,212 and $66,732 for the years ended December 31, 2010 and 2009, respectively.

Note 4. Members’ Equity

The Company, under the terms of its operating agreement with its members, has 625,000 units that can be issued. All such units have been issued to members as of December 31, 2010 and 2009.

EMDSI-HUNT POWER, LLC

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2010 and 2009

Note 5. Notes Payable

A summary of long-term debt is as follows as of December 31st:

	2010	2009
Vehicle and telephone system installment notes with original principal totaling $134,418. Payable in 36 to 60 monthly installments ranging from $580 to $859, including interest at 7.71% to 8.99%. The loans are collateralized by the Company’s equipment.	$15,106	50,248
Note payable to ITOCHU incurred December 18, 2009 to pay down Seller’s note payable. This note bears an interest rate of 16.5%. All outstanding principal and accrued interest matures on 2013.	7,079,490	7,079,490
Notes payable to other owners incurred December 18, 2009 to pay down Seller’s note payable. This note bears an interest rate of 16.5%. All outstanding principal and accrued interest matures on 2013.	720,510	720,510
Note payable to the sellers of the company, secured by other members’ interest in the Company, bearing an interest rate of 16.5% computed on a 365/360 basis. Principal and interest payments are due on a quarterly basis, beginning January 2011 and mature in 2013.	11,700,000	11,700,000
Total Debt	19,515,106	19,550,248
Less current portion of long-term debt	3,913,819	35,143
Total long-term debt	$15,601,287	19,515,105

In addition to the above notes payable, the Company financed its insurance premium in the amount of $67,000 as of June 2009, with an interest rate of 6.55%. As of December 31, 2009, the balance remaining was $9,728 and was paid in January 2010.

Interest paid on notes amounted to $3,272,385 and $3,282,063 for the years ended December 31, 2010 and 2009, respectively.

Principal payments on the long-term debt and line of credit due in future years are as follows:

Year Ended December 31	Term Debt
2011	$3,913,819
2012	3,901,287
2013	11,700,000
$19,515,106

Note 6. Major Suppliers

EMDSI Hunt Power, LLC purchases the majority of its equipment and parts from a single source, the equipment manufacturer it represents as a Power Products Distributor for its territory in Southeast Asia, US Gulf Coast, Central & South America, and the Pacific Rim. The Power Products Distributor agreement expires in June 2013.

EMDSI-HUNT POWER, LLC

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2010 and 2009

Note 7. Major Customers and Credit Risk Concentration

During the years ended December 31, 2010 and 2009 sales of new diesel engines and propulsion equipment to the top ten of its customers accounted for $14,710,576 or 59% and $21,721,794 or 66%, respectively of the Company’s sales. EMDSI’s top ten accounts receivable at December 31, 2010 and 2009 were $3,699,185 or 83% and $4,498,955 or 89%, respectively, of the balance.

Changes in the relationship with any of these customers or areas of concentration can materially and adversely affect the Company’s revenues.

Note 8. Related Party Transactions

As part of a 2008 loan agreement with the previous owners of the Company, the Company was indebted to Company officers for $5,796,234. On December 18, 2009, present ownership of the Company entered into a note agreement with the Company for $7,800,000, as described in note 5 to pay down a portion of the note due to the previous ownership of the Company. This note bears an annual interest rate of 16.5% with a balloon payment of all accrued interest plus the principal due on November 1, 2013.

As of December 31, 2010, the amount remaining due to the sellers and other owners was $11,700,000. This note bears an annual interest rate of 16.5% with quarterly interest payments. Interest only payments are to be made quarterly until October 31, 2010 at which time that date, the Company is obligated to pay the principal amount outstanding in twelve equal quarterly payments together with interest due on the remaining principal balance of the loan. The maturity date of the note is October 31, 2013.

The Company is assessed an annual management fee by ITOCHU’s New York branch, ITOCHU International Incorporated. The fee is paid in monthly installments. For the years ended December 31, 2010, the Company incurred expenses of $229,167.

During 2010, the Company also conducted business with The Reynolds Company, a wholly owned subsidiary of ITOCHU and affiliate of ITOCHU International Incorporated. The Company incurred $7,652 in expense during 2010 related to transactions with the Reynolds.

Note 9. Commitments and Contingencies

As part of the purchase by EMDSI-Hunt Power, LLC of the Hunt Engine business, the Company had a commitment for $496,000 annually to purchase Hunt Engine’s inventory of engines and equipment over a period of five years following the sale, which occurred in January 1, 2005. Hunt Engine has the option to sell its inventory to other third parties, subject to the Company’s right of first refusal. The commitment was completed in 2010.

The Company had a letter of credit facility from its lending bank totaling $6,000,000 under which $649,960 was utilized for issued letters of credit as of December 31, 2009. These letters of credit were issued primarily as payment guarantees for advances received from foreign sales contracts. The credit facility expired in 2010 and was not renewed.

EMDSI-HUNT POWER, LLC

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2010 and 2009

Note 10. Intangible Assets

Intangible assets consist of distribution agreement, customer relationships—equipment, customer relationships—parts, backlog, and covenants not to compete. These items are amortized using the straight-line method over the life of the related asset with weighted average useful lives of 13 years, 10 years, 6 years, 2 years, and 3 years, respectively. In 2010, the Company wrote-off all intangibles related to covenants not to compete. Additional impairments were recognized in the other remaining categories. The company’s trade names have an indefinite useful life and, therefore, are not amortized. Amortization expense was $1,975,799 and $2,227,692 for the years ended December 31, 2010 and 2009, respectively, and was included in selling, general and administrative expenses.

Note 11. Subsequent Events

Management has evaluated subsequent events through the date that the financial statements were available to be issued February 15, 2011, and determined that there were no subsequent events which require disclosure.